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                                                                  EXHIBIT 3.1(W)

                            ARTICLES OF INCORPORATION
                                       OF

                               THE CITRUS COMPANY

      ARTICLE I: The name of this Corporation is The Citrus Company.

      ARTICLE II: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

      ARTICLE III: The name and address in the State of California of this Corporation's initial agent for service of process is: Cynthia L. O'Neill, 14131 Yorba Street, Suite 204, Tustin, California 92680.

      ARTICLE IV: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is 100,000. Dated: February 1, 1984

                                                /s/ Cynthia L. O'Neil
                                                --------------------------------
                                                Cynthia L. O'Neil


      I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                /s/ Cynthia L. O'Neil
                                                --------------------------------
                                                Cynthia L. O'Neil




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                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                               THE CITRUS COMPANY

      D. F. McMillen and John M. Flocken certify that:

      1. They are the President and the Secretary respectively of THE CITRUS COMPANY, a California corporation.

      2. The Board of Directors of THE CITRUS COMPANY has approved a resolution providing that, the Articles of Incorporation of THE CITRUS COMPANY shall be amended to read as follows:

    ARTICLE I: The name of this Corporation is FALLBROOK CITRUS COMPANY, INC.

      3. The foregoing amendments to Articles of Incorporation have been duly approved by the required vote of directors in accordance with section 901 of the Corporations Code.

      4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 4,500. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

                  The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge and that this declaration was executed on February 16, 1984, at Justin, California.

                                                /s/ D. F. McMillen
                                                --------------------------------
                                                D. F. McMillen, President


                                                /s/ John M. Flocken
                                                --------------------------------
                                                John M. Flocken, Secretary

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                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

      D. F. McMillen and John M. Flocken certify:

      1. That they are the President and Secretary, respectively, of The Citrus Company, a California corporation.

      2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

      "The name of this corporation is Fallbrook Citrus Company, Inc."

      3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

      4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:    March 15, 1984
                --

                                                /s/ D. F. McMillen
                                                ------------------
                                                D. F. McMillen, President


                                                /s/ John M. Flocken
                                                -------------------
                                                John M. Flocken, Secretary



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                            CERTIFICATE OF AMENDMENT
                                       OF

                            ARTICLES OF INCORPORATION
                                       OF

                         FALLBROOK CITRUS COMPANY, INC.

                            a California corporation

                               -------------------

      DAVID R. SMITH and PATRICK A. NIELSON certify that:

      1. They are the President and Secretary, respectively, of Fallbrook Citrus Company, Inc., a California corporation.

      2. Article V of the Articles of Incorporation of this corporation is added as follows:

      "ARTICLE V: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

      3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

      Dated as of the 11th day of June, 1990.

                                                /s/ David R. Smith
                                                --------------------------------
                                                David R. Smith

                                                /s/ Patrick A. Nielson
                                                --------------------------------
                                                Patrick A. Nielson